_________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

July 8, 2002

          Sequoia Residential Funding, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-90772	[[91-1771827]]
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

591 Redwood Highway Suite 3120 Mill Valley, California	94941
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 381-1765

                                       No Change

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

In connection with the offering of the Sequoia Mortgage Trust 8 Mortgage Pass-Through Certificates, Greenwich Capital Markets, Inc., as representative of the underwriters of the Certificates (the “Representative”), has prepared certain materials (the “Collateral Term Sheet”) for distribution to potential investors.  Although Sequoia Residential Funding, Inc. provided the Representative with certain information regarding the characteristics of the mortgage loans in the related portfolio, it did not participate in the preparation of the Collateral Term Sheet filed hereby.

For purposes of this Form 8-K, “Collateral Term Sheet” shall mean certain descriptive information about the mortgage loans underlying the offering of Sequoia Mortgage Trust 8’s offering of Mortgage Pass-Through Certificates, including data regarding the contractual and related characteristics of the underlying mortgage loans, such as the weighted average coupon, weighted average maturity and other factual information regarding the types of assets comprising the mortgage pool.  The Collateral Term Sheet is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements; Pro Forma Financial Information and Exhibits.

(a)

Not applicable

(b)

Not applicable

(c)

Exhibits

99.1                Collateral Term Sheet

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUOIA RESIDENTIAL FUNDING, INC.

By: __________________________________

      Name:

      Title:

Dated:  July ___, 2002

EXHIBIT INDEX

Exhibit No.	Description

99.1	Collateral Term Sheet for proposed offering of Sequoia Mortgage Trust 8 Mortgage Pass-Through Certificates

Exhibit 99.1     Collateral Term Sheet